SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 12, 2003

Date of Report (Date of earliest event reported)

WEBMD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361

(Address of principal executive offices, including zip code)

(201) 703-3400

(Registrant’s telephone number, including area code)

(Former name or address, if changed since last report)

SIGNATURE

     All statements contained in this Current Report on Form 8-K, other than statements of historical fact, are forward-looking statements. These statements are based on WebMD’s current plans and expectations and involve risks and uncertainties, including those described in our other SEC filings.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     Roger C. Holstein, Chief Executive Officer of WebMD Corporation, made the following statement at the Company’s Annual Meeting of Stockholders held earlier today:

     “As we announced last week, the United States Attorney for the District of South Carolina is conducting an investigation of certain operations of the Company, which the Company first learned about last week.

     We want to assure you that we have been cooperating, and we will continue to cooperate, fully with the authorities in this matter. The Company has previously indicated that it believes the investigation relates principally to financial reporting issues at the Company’s Medical Manager subsidiary. Of course, due to the nature of these types of investigations and at this early stage, we cannot be sure of its exact scope. I realize that many of you would like more information, but as I am sure you can appreciate, we are not in a position to comment further on the investigation at this time.

     From the perspective of good corporate governance, this matter will be overseen at the WebMD board level by a special committee consisting solely of independent directors. The special committee will retain independent legal counsel to advise it. The Company has also retained counsel to represent it in the investigation. During this time we intend to operate our business, to the maximum extent possible, consistent with our business plan.”

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, WebMD Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WEBMD CORPORATION

Dated: September 12, 2003	By:	/s/ Lewis H. Leicher

Lewis H. Leicher Senior Vice President

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